EXHIBIT 99.1

News Release

First Solar, Inc. Announces First Quarter 2024 Financial Results
•Net sales of $794 million
•Net income per diluted share of $2.20
•Net cash balance of $1.4 billion
•Maintain full-year 2024 P&L guidance
•YTD net bookings of 2.7 GW with an average selling price (“ASP”) of 31.3 cents per watt, excluding adjusters
•Expected sales backlog of 78.3 GW

TEMPE, Ariz., May 1, 2024 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the first quarter ended March 31, 2024.

Net sales for the first quarter were $794 million, a decrease of $0.4 billion from the prior quarter. The decrease was primarily driven by an expected historical seasonal reduction in volume of modules sold.

The Company reported first quarter net income per diluted share of $2.20, compared to net income per diluted share of $3.25 in the fourth quarter of 2023.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the first quarter, decreased to $1.4 billion from $1.6 billion at the end of the prior quarter. The decrease was primarily a result of capital expenditures related to manufacturing capacity expansions in Alabama, Louisiana, and Ohio.

“We are pleased with our start to 2024, with good operating performance, selective bookings with a year to date ASP over 31 cents per watt excluding adjusters, and solid financial results,” said Mark Widmar, CEO of First Solar. “Our differentiated technology and balanced business model are enabling us to drive growth, navigate industry volatility and deliver enduring shareholder value”.

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Our 2024 guidance has been updated as follows:

	Prior	Current
Net Sales (1)	$4.4B to $4.6B	Unchanged
Gross Margin (1) (2)	$2.0B to $2.1B	Unchanged
Operating Expenses (1) (3)	$455M to $485M	Unchanged
Operating Income (1) (4)	$1.5B to $1.6B	Unchanged
Earnings per Diluted Share (1)	$13.00 to $14.00	Unchanged
Net Cash Balance (5)	$0.9B to $1.2B	$600M to $900M
Capital Expenditures	$1.7B to $1.9B	$1.8B to $2.0B
Volume Sold (1)	15.6GW to 16.3GW	Unchanged
——————————
(1)From an earnings cadence perspective, we anticipate our net sales and cost of sales profile, excluding the advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code (“Section 45X tax credit”), to be approximately 35-40% in the first half of the year and 60-65% in the second half of the year. We forecast Section 45X tax credits of approximately $400 million in the first half of the year and $620 million in the second half of the year. With an operating expenses profile roughly evenly split across the year, this results in a forecasted earnings per share profile of approximately 35-40% in the first half of the year and 60-65% in the second half of the year.
(2)Assumes $40 million to $60 million of ramp costs and $1.0 billion to $1.05 billion of Section 45X tax credits
(3)Assumes $85 million to $95 million of production start-up expense
(4)Assumes $125 million to $155 million of production start-up expense and ramp costs, and $1.0 billion to $1.05 billion of Section 45X tax credits
(5)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2024

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to certain factors related to the Inflation Reduction Act of 2022 (the “IRA”). Among other things, such factors include (i) the total Section 45X tax credit and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s first quarter 2024 financial results, 2024 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, May 1, 2024 at 4:30 p.m. ET, to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. An audio replay of the conference call will be available through Friday, May 31, 2024 and can be accessed by dialing +1 (800) 770-2030 if you are calling from within the United States or +1 (647) 362-9199 if you are calling from outside the United States and entering the replay passcode 99681. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

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About First Solar, Inc.

First Solar is a leading American solar technology company and global provider of responsibly-produced eco-efficient solar modules advancing the fight against climate change. Developed at research and development labs in California and Ohio, the Company’s advanced thin film photovoltaic (“PV”) modules represent the next generation of solar technologies, providing a competitive, high-performance, lower-carbon alternative to conventional crystalline silicon PV panels. From raw material sourcing and manufacturing through end-of-life module recycling, First Solar’s approach to technology embodies sustainability and a responsibility towards people and the planet. For more information, please visit www.firstsolar.com.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for our technology; increased research and development investment; new domestic and international capacity coming online; production and delivery of our new Series 7 modules; our financial guidance for 2024, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per diluted share, net cash balance, capital expenditures, expected earnings cadence, volume sold, shipments, bookings, products and our business and financial objectives for 2024; the availability of benefits under certain production linked incentive programs, and the impact of the IRA including the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the reduction, elimination, expiration or introduction of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; the passage of legislation intended to encourage renewable energy investments through tax credits, such as the IRA; the impact of the IRA on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments or interpretations of the law; interest rate fluctuations and both our and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; our ability to incorporate technology improvements into our manufacturing process, including the production of bifacial solar modules and the implementation of our Copper Replacement (“CuRe”) program; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program; supply

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chain disruptions, including demurrage and detention charges; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cyber-attacks or other breaches of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to construct new production facilities to support new product lines in line with anticipated timing; evolving corporate governance and public disclosure regulations and expectations, including with respect to environmental, social and governance matters; our ability to avoid manufacturing interruptions, including during the ramp of our Series 7 modules manufacturing facilities; our ability to attract and retain key executive officers and associates; the severity and duration of public health threats, including the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K, as supplemented by our other filings with the Securities and Exchange Commission.

Contacts

First Solar Investors                             First Solar Media
investor@firstsolar.com                            media@firstsolar.com

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,682,081	$1,946,994
Marketable securities	308,016	155,495
Accounts receivable trade, net	669,745	660,776
Government grants receivable, net	184,761	659,745
Inventories	970,871	819,899
Other current assets	425,919	391,900
Total current assets	4,241,393	4,634,809
Property, plant and equipment, net	4,915,686	4,397,285
Deferred tax assets, net	169,767	142,819
Restricted marketable securities	194,482	198,310
Government grants receivable	347,845	152,208
Goodwill	28,735	29,687
Intangible assets, net	61,889	64,511
Inventories	265,034	266,899
Other assets	535,751	478,604
Total assets	$10,760,582	$10,365,132
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$239,237	$207,178
Income taxes payable	52,060	22,134
Accrued expenses	528,060	524,829
Current portion of debt	200,907	96,238
Deferred revenue	692,675	413,579
Other current liabilities	45,778	42,200
Total current liabilities	1,758,717	1,306,158
Accrued solar module collection and recycling liability	134,250	135,123
Long-term debt	418,695	464,068
Deferred revenue	1,375,407	1,591,604
Other liabilities	170,999	180,710
Total liabilities	3,858,068	3,677,663
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 107,041,246 and 106,847,475 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	107	107
Additional paid-in capital	2,878,330	2,890,427
Accumulated earnings	4,207,682	3,971,066
Accumulated other comprehensive loss	(183,605)	(174,131)
Total stockholders’ equity	6,902,514	6,687,469
Total liabilities and stockholders’ equity	$10,760,582	$10,365,132

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Net sales	$794,108	$1,158,553	$548,286
Cost of sales	448,105	656,520	436,235
Gross profit	346,003	502,033	112,051
Operating expenses:
Selling, general and administrative	45,827	57,094	44,028
Research and development	42,742	43,862	30,510
Production start-up	15,408	9,847	19,494
Total operating expenses	103,977	110,803	94,032
Gain on sales of businesses, net	1,115	6,554	(17)
Operating income	243,141	397,784	18,002
Foreign currency loss, net	(2,858)	(9,947)	(5,947)
Interest income	27,245	23,565	25,822
Interest expense, net	(9,210)	(7,068)	(748)
Other expense, net	(2,799)	(27,653)	(1,456)
Income before taxes	255,519	376,681	35,673
Income tax (expense) benefit	(18,903)	(27,442)	6,888
Net income	$236,616	$349,239	$42,561

Net income per share:
Basic	$2.21	$3.27	$0.40
Diluted	$2.20	$3.25	$0.40
Weighted-average number of shares used in per share calculations:
Basic	106,910	106,844	106,675
Diluted	107,407	107,558	107,154

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FIRST SOLAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$236,616	$42,561
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation, amortization and accretion	90,584	68,855
Share-based compensation	6,791	6,600
Deferred income taxes	(29,033)	(55,282)
Gain on sales of businesses, net	(1,115)	17
Other, net	(814)	(698)
Changes in operating assets and liabilities:
Accounts receivable, trade	17,499	33,933
Inventories	(149,470)	(122,996)
Government grants receivable	281,889	(70,114)
Other assets	(89,610)	(60,394)
Income tax receivable and payable	26,239	43,646
Accounts payable and accrued expenses	(160,939)	(61,552)
Deferred revenue	37,978	139,713
Other liabilities	1,108	1,113
Net cash provided by (used in) operating activities	267,723	(34,598)
Cash flows from investing activities:
Purchases of property, plant and equipment	(413,456)	(370,961)
Purchases of marketable securities and restricted marketable securities	(569,446)	(1,470,600)
Proceeds from maturities of marketable securities	416,971	1,196,334
Other investing activities	(2,697)	—
Net cash used in investing activities	(568,628)	(645,227)
Cash flows from financing activities:
Proceeds from borrowings under debt arrangements, net of issuance costs	105,420	136,000
Repayment of debt	(45,771)	—
Payments of tax withholdings for restricted shares	(18,952)	(28,314)
Net cash provided by financing activities	40,697	107,686
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,938)	1,495
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(262,146)	(570,644)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of the period	1,965,069	1,493,462
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of the period	$1,702,923	$922,818
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$445,963	$330,830
Proceeds to be received from asset-based government grants	$154,754	$—
Acquisitions funded by contingent consideration	$18,500	$—

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